EXHIBIT 107

Calculation of Fee Filing Tables

Form S-1

(Form Type)

SOBR Safe, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	(1)	Equity	Common stock, par value $0.00001 per share, issuable upon the exercise of Series E Warrants	457(g)	2,580,648	$1.30	$3,354,842.40	0.00013810	$463.30

Fees to be Paid	(2)	Equity	Common stock, par value $0.00001 per share, issuable upon the exercise of Series F Warrants	457(g)	2,180,648	$1.30	$2,834,842.40	0.00013810	$391.49

Fees to be Paid	(3)	Equity	Common stock, par value $0.00001 per share, issuable upon the exercise of Placement Agent warrants	457(g)	177,049	$1.625	$287,704.63	0.00013810	$39.73
		Total Offering Amounts					$6,477,389.43		$894.52

		Total Fees Previously Paid					—		$0.00

		Total Fee Offsets					—		$0.00

		Net Fee Due							$894.52

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to 457(g) under the Securities Act, based on the exercise price of the Series E Warrants.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Series F Warrants.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Placement Agent Warrants.

1

Table 2: Fee Offset Claims and Sources									√	Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses						√	Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

2